                                                                  Exhibit (a)(8)

                           MUTUAL STANDSTILL AGREEMENT

         This MUTUAL STANDSTILL AGREEMENT (this "Agreement") is entered into as
                                                 ---------
of October 15, 2001, between MADISON CAPITAL MANAGEMENT, LLC, a Delaware limited liability company ("Madison"), and SUTTER CAPITAL MANAGEMENT, LLC, a California
                    -------
limited liability company ("Sutter").
                            ------

                                    RECITALS
                                    --------

         A. Pursuant to its Offer to Purchase, dated August 31, 2001 (as supplemented by its Supplement to Offer to Purchase, dated September 27, 2001, the "Res I Offer"), Madison Liquidity Investors 114, LLC, a Delaware limited
     -----------
liability company and a subsidiary of Madison ("MLI 114") has made an offer to
                                                -------
the limited partners of Marriott Residence Inn Limited Partnership ("Res I") to purchase up to 13,120 limited partnership units ("Res I Units") of Res I.
                                                  -----------

         B. Pursuant to its Offer to Purchase, dated September 21, 2001 (the "Res II Offer"), Madison Liquidity Investors 117, LLC, a Delaware limited
 ------------
liability company and a subsidiary of Madison ("MLI 117") has made an offer to
                                                -------
the limited partners of Marriott Residence Inn II Limited Partnership ("Res II")
                                                                        ------
to purchase up to 7,000 limited partnership units ("Res II Units") of Res II.
                                                    ------------

         C. Sutter desires to acquire limited partnership units in a limited partnership and its Affiliate (as defined below) partnerships (collectively, "XYZ") to be named by Sutter as provided herein.
 ---

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual covenants and agreement set forth herein, Madison and Sutter hereby agree as follows:

         1.    Definitions.  As used in this Agreement, the following terms
               -----------
have the meanings indicated below.

               Affiliate. An Affiliate of a specified Person means each Person
               ---------
or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

               Agreement.  As defined in the introductory paragraph.
               ---------

               Beneficial Ownership and Derivative Terms. As determined pursuant
               -----------------------------------------
to Rule 13d-3 under the Exchange Act and any successor regulation, except that in calculating Beneficial Ownership, notwithstanding any such rule or regulation, there shall be given effect to the issuance of such Securities as may be issuable upon the exercise, conversion or exchange of Rights beneficially owned by such Person or Group (if immediately exercisable) but not any other Rights.

         Exchange act. The Securities Exchange Act of 1934, as amended, and the
         ------------
rules and regulations thereunder.

         Group. As defined in Section 13(d) of the Exchange Act and the rules
         -----
and regulations thereunder.

         Limited Partner List. As defined in Section 6(a).
         --------------------                ------------

         Loss.  As defined in Section 6(c).
         ----                 ------------

         Madison.  As defined in the introductory paragraph.
         -------

         Madison Group. Madison and each of its Affiliates.
         -------------

         Madison Term. A period of ninety (90) days beginning on the date
         ------------
hereof.

         Madison XYZ Securities. The XYZ Securities and XYZ Rights beneficially
         ----------------------
owned from time to time by Madison or any of its Affiliates.

         Person. An individual, corporation, limited partnership, general
         ------
partnership, joint venture, limited liability partnership, limited liability limited partnership, limited liability company, trust, estate, unincorporated organization, association or other entity.

         Rights. With respect to any member of the Madison Group, XYZ Rights,
         ------
and with respect to any member of the Sutter Group, Res Rights.

         Res Acquisition. As defined in Section 2(a)(i).
         ---------------                ---------------

         Res Rights. Securities of Res I and Res II (which may include Res
         ----------
Securities) exercisable, convertible or exchangeable for or into Res Securities (with or without consideration) or that carry any right to subscribe for or acquire Res Securities.

         Res I. As defined in Recital A.
         -----

         Res I Offer. As defined in Recital A.
         -----------

         Res I Units. As defined in Recital A.
         -----------

         Res II. As defined in Recital B.
         ------

         Res II Offer. As defined in Recital B.
         ------------

         Res II Units. As defined in Recital B.
         ------------

         Res Securities. Res I Units and Res II Units.
         --------------

         Securities. With respect to any member of the Madison Group, XYZ
         ----------
Securities, and with respect to any member of the Sutter Group, Res Securities.

         Securities Act. The Securities Act of 1933, as amended, and the rules
         --------------
and regulations thereunder.

         Sutter. As defined in the introductory paragraph.
         ------

         Sutter Res Securities. The Res Securities and Res Rights beneficially
         ---------------------
owned from time to time by Sutter or any of its Affiliates.

         Sutter Group. Sutter and each of its Affiliates.
         ------------

         Sutter Term. A period of one (1) year beginning on the date hereof.
         -----------

         Tendered Res I Units. As defined in Section 4(a).
         --------------------                ------------

         Tendered Res II Units. As defined in Section 4(a).
         ---------------------                ------------

         Tendered Units. As defined in Section 4(a).
         --------------                ------------

         XYZ. As defined in Recital C.
         ---

         XYZ Acquisition. As defined in Section 3(a)(i)
         ---------------                ---------------

         XYZ Rights. Securities of XYZ (which may include XYZ Securities)
         ----------
exercisable, convertible or exchangeable for or into XYZ Securities (with or without consideration) or that carry any right to subscribe for or acquire XYZ Securities.

         XYZ Securities. Limited partnership interests or units in XYZ.
         --------------

     2.  Acquisition of Res Securities or Res Rights.
         -------------------------------------------

         (a) (i)    Except as specifically permitted by this Section 2 or as
                                                             ---------
specifically consented to in writing by Madison, Sutter shall not, and shall cause each of its Affiliates not to, directly or indirectly acquire any beneficial ownership of any Res Securities or Res Rights (a "Res Acquisition")
                                                             ---------------
during the Sutter Term.

             (ii)   Sutter shall not be in breach of this Section 2 solely
                                                          ---------
because the Sutter Group becomes the beneficial owners of Res Securities or Res Rights after and solely because of (A) any action taken by Res I or Res II (including, without limitation, the repurchase or redemption by Res I or Res II of Res Securities or Res Rights, the issuance of Res Securities pursuant to an offer by Res I or Res II to its security holders of rights to subscribe for Res Securities or the declaration by Res I or Res II of a distribution in respect of any class of Res Securities payable at the election of such security holders either in cash or in Res Securities) in respect of which no member of the Sutter Group shall have taken any action except as permitted to be taken by holders of Res Securities or Res Rights in their capacities as such (including, without limitation, an election not to tender any Sutter Res Securities pursuant to any such offer to repurchase, an election to purchase Res Securities or Res Rights pursuant to any such subscription offer or an election to be paid a distribution in respect of Sutter Res Securities in Res Securities or Res Rights instead of cash); or (B) after any other action taken by Res I or Res II to reduce the number of outstanding Res Securities. Nothing contained in this
Section 2(a)(ii) shall be deemed to limit the terms, provisions or applicability
----------------
of Section 4 below.
   ---------

          (b) Except as specifically consented to in writing by Madison, during the Sutter Term, Sutter shall not, and shall cause each of its Affiliates not to, solicit proxies with respect to Res Securities or become a participant in a solicitation of proxies with respect to Res Securities, in either case within the meaning of Regulation 14A under the Exchange Act (or any successor regulation).

          (c) Except as specifically consented to in writing by Madison, during the Sutter Term, Sutter shall not, and shall cause each of its Affiliates not to, participate in concert with any Group with respect to any Res Securities.

          (d) Except as specifically consented to in writing by Madison, during the Sutter Term, Sutter shall not, and shall cause each of its Affiliates not to, deposit any Sutter Res Securities in any voting trust or subject any Sutter Res Securities to a voting agreement or other arrangement with similar effect.

          (e) Sutter has separately disclosed to Madison the extent and nature of any beneficial ownership of Res Securities, any right or option to purchase any Res Securities, or the amount of any Res Securities tendered to Sutter but not yet accepted by Sutter or its Affiliates as of the date of this Agreement. Sutter will additionally disclose to Madison, within 24 hours of the time that Madison requests any such information during the Sutter term, the extent and nature of any beneficial ownership of Res Securities, any right or option to purchase any Res Securities, or the amount of any Res Securities tendered to Sutter but not yet accepted by Sutter or its Affiliates as of the date of such request.

     3.   Acquisition of XYZ Securities or XYZ Rights.
          -------------------------------------------

          (a) Sutter shall, within 24 hours of the execution by both Sutter and Madison of this Agreement, deliver in writing to Madison the name of the entity designated in this Agreement as XYZ. Notwithstanding anything herein to the contrary, XYZ shall be a target of Sutter of which neither Madison nor any Affiliate of Madison, as of the date of this Agreement, is actively pursuing or investigating (including, without limitation, Res I and Res II) as a target for the purchase of such entity's securities or rights or options in such entity's securities (whether or not any member of the Madison Group currently owns any securities in such entity, or any rights or other options to purchase securities in such entity). If Sutter names an entity to be designated as XYZ that Madison or an Affiliate of Madison actively is pursuing (other than Res I or Res II), then notwithstanding anything to the contrary in this Section 3, Madison may
                                                      ---------
during the Madison Term purchase any securities, or rights with respect to any securities, in XYZ, but only with respect to offers made to purchase such securities, or rights with respect to such securities, extended prior to the date hereof, and Madison shall not, with respect to any such extended offers, amend, terminate or extend such offers, or make any other material change in such offers, during the Madison Term without the written consent of Sutter. Madison shall have no obligations to Sutter under this Section 3 if Sutter
                                                       ---------
designates either Res I or Res II as XYZ.

          (b)   (i) Except as otherwise provided in this Section 3 or as
                                                         ---------
specifically consented to in writing by Sutter, Madison shall not, and shall cause each of its Affiliates not to, directly or indirectly acquire any beneficial ownership of any XYZ Securities or XYZ Rights (a "XYZ Acquisition")
                                                             ---------------
during the Madison Term.

                (ii) Madison shall not be in breach of this Section 3 solely
                                                            ---------
because the Madison Group becomes the beneficial owners of XYZ Securities or XYZ Rights after and solely because of (A) any action taken by XYZ (including, without limitation, the repurchase or redemption by XYZ of XYZ Securities or XYZ Rights, the issuance of XYZ Securities pursuant to an offer by XYZ to its security holders of rights to subscribe for XYZ Securities or the declaration by XYZ of a dividend in respect of any class of XYZ Securities payable at the election of such security holders either in cash or in XYZ Securities) in respect of which no member of the Madison Group shall have taken any action except as permitted to be taken by holders of XYZ Securities or XYZ Rights in their capacities as such (including, without limitation, an election not to tender any Madison XYZ Securities pursuant to any such offer to repurchase, an election to purchase XYZ Securities or XYZ Rights pursuant to any such subscription offer or an election to be paid a dividend in respect of Madison XYZ Securities in XYZ Securities or XYZ Rights instead of cash); or (B) after any other action taken by XYZ to reduce the number of outstanding Res Securities.

          (c)   Except as otherwise provided in Section 3(a) or as specifically
                                                ------------
consented to in writing by Sutter, during the Madison Term, Madison shall not, and shall cause each of its Affiliates not to, solicit proxies with respect to XYZ Securities or become a participant in a solicitation of proxies with respect to XYZ Securities, in either case within the meaning of Regulation 14A under the Exchange Act (or any successor regulation).

          (d)   Except as otherwise provided in Section 3(a) or as specifically
                                                ------------
consented to in writing by Sutter, during the Madison Term, Madison shall not, and shall cause each of its Affiliates not to, participate in concert with any Group with respect to XYZ Securities.

          (e) Except as otherwise provided in Section 3(a) or as specifically consented to in writing by Sutter, during the Madison Term, Madison shall not, and shall cause each of its Affiliates not to, deposit any Madison XYZ Securities in any voting trust or subject any Madison XYZ Securities to a voting agreement or other arrangement with similar effect.

          (f) Madison will separately disclose to Sutter, within 24 hours of the time that Sutter provides the name of the entity designated as XYZ pursuant to Section 3(a), and within 24 hours of the time that Sutter requests any such
   ------------
information during the Madison term, the extent and nature of any beneficial ownership of XYZ Securities, any right or option to purchase any XYZ Securities, or the amount of any XYZ Securities tendered to Madison but not yet accepted by Madison or its Affiliates as of the date of this Agreement, or in the case of a subsequent request, as of the date of such request.

          4.   Res I Offer and Res II Offer.
               ----------------------------

               (a) Sutter hereby acknowledges that, (i) pursuant to the Res I Offer, the Sutter Group has tendered to MLI 114 all Res I Units beneficially owned by the Sutter Group at any time prior to the expiration of the Res I Offer (the "Tendered Res I Units") by executing and delivering to MLI 114 an Agreement
      --------------------
of Assignment And Transfer For Limited Partnership Interests in Marriott Residence Inn Limited Partnership with respect to such Res I Units, and (ii) pursuant to the Res II Offer, the Sutter Group has tendered to MLI 117 all Res II Units beneficially owned by the Sutter Group at any time prior to the expiration of the Res II Offer (the "Tendered Res II Units," and together with
                                     ---------------------
the Tendered Res I Units, the "Tendered Units") by executing and delivering to
                               --------------
MLI 117 an Agreement of Assignment And Transfer For Limited Partnership Interests in Marriott Residence Inn II Limited Partnership with respect to such Res II Units.

               (b) Sutter agrees that, with respect to any Tendered Units, no member of the Sutter Group shall (i) exercise their statutory rights of withdrawal set forth in Section 14(d)(5) of the Act, (ii) exercise their rights of withdrawal set forth in 17 CFR ss. 240.14d-7, or (iii) otherwise withdraw any Tendered Units tendered by the Sutter Group in connection with the Res I Offer or the Res II Offer. In the event that the Sutter Group fails to comply with this Section 4(b) in any respects, in addition to any other remedy available at
     ------------
law or equity, the obligations of Madison or the Madison Group set forth in
Section 3 and Section 5 shall terminate without any other action by any Person,
---------     ---------
and all other terms and provisions of this Agreement shall remain in full force and effect until the expiration of the Sutter Term, including, without limitation, the obligations of Sutter set forth in Sections 2, 5 and 6.
                                                   ----------  -     -

               (c) Notwithstanding the foregoing Section 4(b) of this Agreement,
                                                 ------------
in the event that Madison (or an Affiliate of Madison): (i) terminates the Res I Offer or the Res II Offer; (ii) extends the Res I Offer or the Res II Offer (other than an extension required by the Securities Act, the Exchange Act or any other applicable laws, including an extension mandated by such laws as a result of any action permitted to be taken by Madison or an Affiliate of Madison under this Section 4(c)); or (iii) materially decreases the price with respect to the
     -------------
Res I Offer or the Res II Offer, the provisions of this Section 4 shall be null
                                                        ---------
and void in its entirety.

          5.   Reporting Requirements.
               ----------------------

               (a) Sutter shall give, and shall cause each of its Affiliates to give, written notice to Madison of any Res Acquisition by the Sutter Group not later than 10 business days following the date of any such Res Acquisition. Such notice shall state the date of each such Res Acquisition, the amount and type of Res Securities or Res Rights involved in each such Res Acquisition and the identity of the Person acquiring beneficial ownership of such Res Securities or Res Rights.

               (b) Madison shall give, and shall cause each of its Affiliates to give, written notice to Sutter of any XYZ Acquisition of by the Madison Group not later than 10 business days following the date of such XYZ Acquisition. Such notice shall state the date of each such XYZ Acquisition, the amount and type of XYZ Securities or XYZ Rights involved in each such XYZ

Acquisition and the identity of the Person acquiring beneficial ownership of such XYZ Securities or XYZ Rights.

         6.    Res II Limited Partner List.
               ---------------------------

               (a) Upon execution of this Agreement, Sutter shall deliver to Madison the names and addresses (the "Limited Partner List") of the limited
                                      --------------------
partners in Res II, and effective on the date of such delivery, hereby transfers and assigns to Madison the right to the nonexclusive use for an indefinite term of such Limited Partner List and the intellectual property rights therein.

               (b) In connection with the transfer and assignment of the Limited Partner List pursuant to Section 6(a), Sutter represents and warrants to Madison
                         ------------
on the date hereof, with the same force and effect on the date Sutter delivers the Limited Partner List to Madison pursuant to Section 6(a), as follows:
                                                ------------

                   (i) Sutter is a California limited liability company, duly organized and validly existing and in good standing under the laws of California.

                   (ii) Sutter has all requisite limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder, and the consummation of this Agreement and performance of such obligations will not violate, nor be in conflict with, any provision of Sutter's limited liability company operating agreement, other governing documents, or any agreement or instrument to which Sutter is a party or is bound, including, without limitation, the governing documents of Res I and Res II, or any law, judgment, decree, order, statute, rule, regulation, writ or injunction applicable to Sutter.

                   (iii) The Limited Partner List is a true, complete and correct list of the names and addresses of the limited partners of Res II as of a date that is not earlier than January 1, 2001.

               (c) Indemnification. To the extent, but only to the extent,
                   ---------------
consistent with applicable law, Sutter hereby agrees to defend, indemnify and save and hold harmless Madison, for, from and against and shall reimburse Madison for any actual loss, cost, expense, liability, fine, obligation or damage, including reasonable fees and expense of experts ("Loss") incurred or
                                                           ----
suffered by Madison in connection with the breach of any representation or warranty or covenant contained in this Section 6 by Sutter. The amount of any
                                       ---------
Loss claimed by Madison, and the basis for such claim, shall be set forth in a statement delivered by Madison to Sutter. The amount claimed in such a statement shall be paid by Sutter to Madison on the later of: (i) 30 days after receipt of such statement; or (ii) the date that the amount of such Loss finally is settled in a court of law.

         7.    Remedies. The parties each acknowledge and agree that in the
               --------
event of any breach of this Agreement, or if a breach hereof is threatened, the other party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to an injunction, restraining order, specific performance and other forms of equitable relief or money damages or any combination thereof, without the requirement of posting a bond. The successful party in any action or proceeding brought to enforce this Agreement shall be entitled to recover the costs, expenses and fees incurred in any such action or proceeding, including, without limitation, attorneys' fees and expenses. The parties each agree that in the event this Agreement, or any part of this Agreement, is found to violate any state or federal law, or is declared invalid by any regulatory body, the rest of this Agreement shall remain in full effect and neither party shall have a claim of any damages against the other party.

         8.   Termination.  Except as otherwise provided in Section 6 above, the
              -----------
obligations of Madison hereunder shall terminate at the end of the Madison Term, and the obligations of Sutter hereunder shall terminate at the end of the Sutter Term.

         9.   Notices. All notices, requests, demands and other communications
              -------
required or permitted hereunder shall be in writing, shall be deemed to have been duly given when delivered personally or mailed in the United States by registered or certified mail, postage prepaid, or sent by telecopy, addressed as follows:

                           If to Madison:
                           -------------

                           Madison Capital Management, LLC
                           410 Park Avenue, Suite 540
                           New York, New York 10022
                           Attention:  Ronald M. Dickerman
                           Telephone: 212) 687-0518
                           Facsimile: (212) 687-2335

                           If to Sutter:
                           ------------

                           Sutter Capital Management, LLC
                           150 Post Street

                           Suite 320
                           San Francisco, California 94108
                           Attention: Robert Dixon
                           Telephone: (415) 788-1444
                           Facsimile: (415) 788-1515

or to such other person or address or addresses as either party shall specify by notice in accordance with this Section 9. All notices, requests, demands,
                               ---------
waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after mailing, except that any change of address shall be effective only upon actual receipt. Written notice given by telecopy shall be deemed effective only when received by the party to whom given.

         10.  Entire Agreement. This Agreement contains all the terms and
              ----------------
conditions agreed upon by the parties hereto with respect to the subject matter hereof, and no other agreements, oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement.

         11.      Applicable Law.  This Agreement shall be governed by New York
                  --------------
law without regard to conflicts of law rules.

         12.      Headings.  The headings in this Agreement are for convenience
                  --------
only and are not to be considered in interpreting this Agreement.

         13.      Counterpart Execution.  This Agreement may be executed in any
                  ---------------------
number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         14.      Successors; Assignment.  This Agreement shall be binding upon
                  ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns.

         15.      Parties in Interest.   Nothing in this Agreement, express or
                  -------------------
implied, is intended to confer upon any person or entity other than the parties hereto and their permitted successors and assigns any benefits, rights or remedies.

         16.      Severability.  The invalidity or unenforceability of any
                  ------------
provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         17.      Waivers and Amendments.  No waiver of any provision of this
                  ----------------------
Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by both parties.

         18.      Confidentiality.  Madison and Sutter agree to keep the
                  ---------------
existence, and terms and provisions of this Agreement confidential except to the extent that disclosure to a third party is required by applicable law, judgment, decree, order, rule, regulation, writ or injunction.

              [Remaining Portion of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                      MADISON
                                      -------

                                      MADISON CAPITAL MANAGEMENT, LLC,
                                      a Delaware limited liability company



                                      By:___________________________________
                                         Ronald M. Dickerman,
                                         Managing Director


                                      SUTTER
                                      ------

                                      SUTTER CAPITAL MANAGEMENT, LLC,
                                      a California limited liability company



                                      By:___________________________________
                                         Robert Dixon, Managing Member